CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 382 and Amendment No. 385, to the Registration Statement on Form N-1A of Cambria Global Shareholder Yield ETF, Cambria Tax Aware ETF and Cambria Endowment Style ETF, each a series of EA Series Trust, under the headings “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 1, 2024